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                                                                    EXHIBIT 99.1
LOGO              P.O. Box 96010, Bellevue, WA 98009-9610

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD R. SONSTELIE and JAMES W. ELDREDGE, and each or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of PUGET SOUND POWER & LIGHT COMPANY held of record by the undersigned on January 22, 1996, at the Special Meeting of Shareholders to be held on March 20, 1996, or any adjournment thereof.

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 18, 1995, BY AND AMONG PUGET SOUND POWER & LIGHT COMPANY, WASHINGTON ENERGY COMPANY AND WASHINGTON NATURAL GAS COMPANY.

             / / FOR             / / AGAINST             / / ABSTAIN

                                      (Having the same effect as a vote AGAINST)

2. INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE AWARDED UNDER THE 1995 LONG-TERM INCENTIVE COMPENSATION PLAN FROM 500,000 TO 1,200,000 SHARES. PROPOSAL CONDITIONED UPON SHAREHOLDER APPROVAL OF PROPOSAL 1.

             / / FOR             / / AGAINST             / / ABSTAIN

              (This Proxy Card continues and MUST be signed on the reverse side)
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(Continued from the reverse) This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. PROXY CARDS PROPERLY EXECUTED AND RETURNED WITHOUT DIRECTION WILL BE VOTED FOR PROPOSALS 1 AND 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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 SIGNATURE/DATE                           SIGNATURE IF HELD JOINTLY/DATE

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                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.